Exhibit 99.1

Helmerich & Payne, Inc. Howard Weil 39th Annual Energy Conference March 28-29, 2011

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise.

H&P Basics 284 Drilling Rigs* $6 Billion Market Cap 7,500 Employees 10% Debt/Cap * Includes 14 new FlexRigs with customer commitments scheduled for completion during calendar 2011.

Growing Shareholder Value Lead Innovation Drive Well Costs Down Satisfy Customers Expand Market Share

Five-Year Relative Shareholder Return Source: Yahoo! Finance as of March 23, 2011

As of March 18. 2011 Lower 48 U.S. Land Market Share Organically Growing Active Rig Market Share Note: The above estimates corresponding to U.S. land rig market share are derived from Smith Bits S.T.A.T.S..

Technology & Quality Service Make a Difference * Does not include the impact of early contract termination revenue. ** Represents weighted-average rig margin per day for PTEN, NBR and UNT through Q4CY10. H&P’s Margin Premium

Technology & Quality Service Make a Difference * Utilization is herein calculated to be average active rigs divided by estimated available marketable rigs during the period. ** Represents estimated average combined utilization for PTEN, NBR and UNT in the Lower 48 through Q4CY10. H&P’s Utilization Premium

Most Profitable Driller in U.S. Land Business * PTEN’s operating income includes drilling operations in Canada. ** NBR’s operating income corresponds to its U.S. Lower 48 Land Drilling segment.

Peer Group Estimated Return on Equity Analyst Estimates Fiscal Year 2011 Return on Equity (Source: First Call Consensus March 24, 2011)

Economics Shift Activity Towards Oil Drilling

H&P’s Growing Exposure to Oil & Liquids Estimated proportion of H&P’s active U.S. Land rigs in markets primarily associated with oil, liquids rich gas, and dry gas.

Increasing Focus on More Difficult Drilling

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Activity as of March 28, 2011 Rigs Working/ Contracted 205 7 15 227 14 241 Rigs Available 237 9 24* 270 14 284 % Contracted 86% 78% 63% 84% U.S. Land Offshore International Land Total FlexRig Construction Total Fleet * One FlexRig is currently mobilizing to Bahrain.

Highest U.S. Activity Level in Company History

Organic U.S. Land Fleet Growth * Three conventional rigs were sold during the second fiscal quarter of 2011. Estimates include existing rigs and announced new build commitments.

AC Drive U.S. Rig Market Share (~450 Rigs) Note: The above estimates corresponding to market share are derived from multiple sources including Rig Data, Smith Bits, and corporate filings.

Rigs Active (~1,700) in the U.S. Land Market (by Power Type) Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings.

Six Additional New Builds Customer commitments for six additional FlexRigs with term contracts Total of 37 new builds announced during last twelve months Delivering new FlexRigs at the rate of three per month since January 2011 Encouraging conversations continue...

H&P Global Fleet Under Term Contract Term Contract Status - H&P Global Fleet (Including Committed New Builds)

What is a “New Build” Land Rig? New – having recently come into existence, of dissimilar origin (as compared to old or existing), and of superior quality. Merriam-Webster Dictionary

How Does H&P Define a “New Build” Land Rig? A new build rig consists of all new structures and equipment for the purpose of: Eliminating legacy issues Achieving Safety-by-Design Maximizing drilling efficiency Improvement of ergonomics for rig site personnel Packaging of components for enhanced mobility

Processing Raw Materials How Does H&P Define a “New Build” Land Rig?

A New Build is All New! Commissioning / Testing / Delivery

Increasing Capex Level Increasing fiscal 2011 capital spending estimate to $850 million Expect to fully fund capital spending from continuing operations

Innovation & Applied Technology AC Driven Systems & Integrated Top Drive Mechanized Tubular Handling Computerized Controls BOP Handling Driller’s Cabin Satellite Communications Rig Move Capabilities

Driller on a Conventional Rig vs. FlexRig™

Roughnecks on a Conventional Rig vs. FlexRig™

Performance Is Not Only About Better Rigs It’s also about: People Safety Experience Training Culture Maintenance Processes Supply Chain Organizational Network Support Structure

(219 H&P Contracted Land Rigs as of 3/28/11*) Leading U.S. Unconventional Driller * Includes 14 new FlexRigs with customer commitments scheduled for completion during calendar 2011.

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Additional References

H&P’s U.S. Land Operations While natural gas will still be critical to the future domestic energy picture and to our business, nearly two-thirds of H&P’s U.S. land fleet is drilling for oil and gas liquids, as compared to a more traditional dry gas target. Driven by incremental new builds and the return of rigs from Mexico, we expect total revenue days in the U.S. land segment to increase between three and four percent from the first to the second fiscal quarter of 2011. Quarterly average rig revenue per day is expected to increase between $400 and $500 per day from the first to the second fiscal quarter of 2011. Including only rigs that are already under fixed commitments, we expect to have an average of 125 rigs under term contract in fiscal 2011 and 84 in fiscal 2012.

H&P’s U.S. Land Fleet Activity ** Includes delayed new builds (in gray) which generated revenue but did not generate revenue days. * Active rigs on term (in blue) generated both revenue and revenue days.

Six Additional New Builds Since our latest earnings release and conference call in late January, H&P has signed contracts to build and operate six additional FlexRigs. This increases to 37 the number of new builds announced during the last twelve months, all of which are contracted under multi-year term agreements. Having completed the construction of 23 of these 37 rigs, 14 rigs are scheduled to be completed during calendar 2011; we are currently completing and delivering new FlexRigs at the rate of three per month. We continue to have encouraging conversations with customers regarding potential long term commitments for additional new builds.

H&P’s Offshore Operations Seven of the Company’s nine offshore platform rigs remain active, including two under long-term contracts. The number of revenue days during the second fiscal quarter of 2011 are expected to increase approximately five percent sequentially. Average rig margin per day is expected to increase by 15 to 20 percent during the second fiscal quarter of 2011 as compared to the first fiscal quarter. Segment operating income during the second fiscal quarter of 2011 will be negatively impacted by approximately $2 million associated with less management contract revenue.

H&P’s International Land Operations While the Company will benefit from FlexRigs going back to work in the U.S. at higher margins than they would have earned in Mexico, segment operating income for the international segment during the second fiscal quarter will be negatively impacted by ceasing operations in Mexico. Total revenue days during the second fiscal quarter are expected to decrease by about 25 percent sequentially from the first fiscal quarter of 2011. Average rig margin per day, including early termination revenues, is expected to decrease by about 35 to 40 percent in the second fiscal quarter as compared to the first fiscal quarter of 2011.

H&P’s International Land Operations Active Contracted Idle Total Long-term Contracts Argentina 4 5 9 4 Bahrain 2 1 3 3 Colombia 5 1 6 2 Ecuador 2 2 4 Tunisia 1 1 2 Total 14 1 9 24 9 Rig Fleet Status (as of March 28, 2011) 1) One FlexRig is currently mobilizing to Bahrain. 2) 9 of 11 FlexRigs, included in the international fleet of 24 rigs, are under long-term contracts. (1) (2)

Increasing Capex Level As a result of the additional new build commitments, H&P’s capital spending estimate corresponding to fiscal 2011 increases from $750 million to $850 million. We expect to fully fund the above capital spending estimate from existing cash and from cash to be provided by operating activities during the remainder of the fiscal year. If needed, however, we have ample access to additional funding through our existing $400 million revolving credit facility.

Oil Related Drilling Increasingly Complex

Increasing Focus on More Difficult Drilling

H&P U.S. Land Fleet by Power Type* * Includes New Build Commitments.

Total Industry Available U.S. Land Fleet (by Power Type) Note: The above estimates corresponding to the available rig fleet in the U.S. are derived from multiple sources including Rig Data, Smith Bits, and corporate filings.

A Value Proposition Example – H&P vs. Competitors Estimated Estimated Peer H&P FlexRig3 Conventional Fit-for-purpose Average Average Average 2010 (Spot Market) (Spot Market) (Spot Market) 1. Drilling days 20 14 10 Completion days 3 3 3 Moving days 7 4 3 Total rig revenue days per well 30 21 16 2. Drilling contractor dayrate $17,500 $23,000 $25,000 Operator’s other intangible $25,000 $25,000 $25,000 cost per day estimate Total daily cost estimate $42,500 $48,000 $50,000 Total cost per well (daily services) $1,275,000 $1,008,000 $800,000 3. Total well savings with H&P – per well $475,000 $208,000 per year $10.8MM $4.8MM Increased wells per rig per year versus conventional average: 11 wells Increased wells per rig per year versus peer fit-for-purpose: 5 wells

FlexRig3 – Performance Sample 30% Improvement 50% Improvement

FlexRig4 – Performance Sample 42% Improvement 22% Improvement

* Represents the customer’s fastest reported Bakken Shale well before deploying a H&P FlexRig. FlexRig3 – Performance Sample

FlexRig3 – Performance Sample 48% Improvement 30% Improvement

FlexRig4M – Performance Sample 29 % Improvement 58 % Improvement

FlexRig4S – Performance Sample 32% Improvement 68% Improvement

Delivering Safety – H&P vs. Industry (IADC) H&P 1Q11 = 1.04 IADC 2010 = 3.44

Safety Excellence Also Generates Savings Reduced Workers Comp and General Liability Losses per Man Hour EMR = Experience Modifier Ratio (Industry Average = 1.00)

Source: EnergyPoint Research, Inc. Customer Satisfaction Index 10 = “Highly Satisfied”, 1 = “Highly Dissatisfied”

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